Exhibit 16.1

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                           Borgers & Cutler CPA's PLLC
                               www.DenverAudit.com
                              Quality Audits & Tax



March 15, 2013

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

Re: Creative Learning Corporation

On February 28, 2013 my appointment as auditor for Creative Learning Corporation ceased. I have read Creative Learning Corporation's statements included under
Item 4.01 of its Form 8-K dated February 28, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,


/s/ Borgers & Cutler CPA's PLLC
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Borgers & Cutler CPA's PLLC
Certified Public Accountants
Denver, CO